                                   AGREEMENT

     This AGREEMENT dated as of the 10th day of July, 1997 (the "Effective Date"), is by and between MEDPLUS, INC. (the "Company"), an Ohio corporation with its principal offices located at 8805 Governor's Hill Drive, Cincinnati, Ohio 45249 and GROWTH MANAGEMENT ADVISORS, INC., an Ohio corporation with its principal offices located at 8044 Montgomery Road, Ste. 700, Cincinnati, Ohio 45236 ("GMA").

                              W I T N E S S E T H:

     WHEREAS, Universal Document Management Systems, Inc. ("UDMS"), a wholly-owned subsidiary of the Company, and GMA entered into a Consulting Agreement dated February 19th, 1997 pursuant to which GMA agreed to provide to UDMS the services of Terry L. Theye ("Consultant"), an employee of GMA, to assist UDMS with the identification and recruitment of, and negotiations with, certain CAD software resellers and/or other companies whose business may complement that of UDMS, which UDMS is interested in acquiring, and to assist UDMS with an initial public offering (the "IPO") by UDMS; and

     WHEREAS, to date, as the parent company of UDMS, the Company has expended considerable resources on behalf of UDMS to ensure the success of the IPO; and

     WHEREAS, the Company desires to provide GMA with incentive to ensure successful completion of the IPO on or before March 31, 1997.

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties, intending to be legally bound, agree as follows:

     AGREEMENT. GMA and Consultant agree to use their best efforts to ensure that the IPO is completed on or before December 31, 1997.

     COMPENSATION. If the IPO occurs on or before March 31, 1997, then, within 60 days following the IPO, the Company shall pay to GMA $500,000.

     MISCELLANEOUS.

     SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Consultant, and the successors and assigns of GMA and the Company, except that neither GMA nor Consultant may assign this Agreement or any of Consultant's duties or services hereunder.

     MODIFICATION. This Agreement may not be changed, amended or modified except by a writing signed by both parties.

     ENTIRE AGREEMENT/GOVERNING LAW. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof an supersedes any prior agreements or understandings between the Company, GMA and/or Consultant with respect to such subject matter. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

MEDPLUS, INC.

By:
   ------------------------------------------
Its:
   ------------------------------------------

GROWTH MANAGEMENT ADVISORS, INC.

By:
   ------------------------------------------
      Terry L. Theye, Chairman

Agreed and Acknowledged:

-----------------------------
Terry L. Theye, individually